Exhibit 99.1

FOR IMMEDIATE RELEASE

DEL GLOBAL TECHNOLOGIES’ RFI CORPORATION BUSINESS SEGMENT

RECOMMENDED FOR ISO 9001:2000 CERTIFICATION

VALHALLA, NY and BAY SHORE, NY – December 6, 2005 -- Del Global Technologies Corp. (DGTC) (“Del Global” or “the Company”) today announced that Underwriters Laboratories, Inc., the Notified Body for the International Organization for Standardization (“ISO”), has recommended to ISO that Del Global’s RFI Corporation (“RFI”) business segment be awarded ISO 9000:2001 certification status for quality management systems.

ISO standards are internationally recognized as an effective framework for a quality management system. RFI was recommended for ISO 9001:2000 certification following an extensive audit that took place at its Bay Shore, New York manufacturing facility. By meeting the standards of the audit, RFI has demonstrated that it consistently provides product that meets customer and applicable regulatory requirements, and aims to enhance customer satisfaction and improvement through continual adherence to ISO standards.

Walter F. Schneider, President and CEO of Del Global, stated, “This recommendation is a milestone achievement in the continued development of RFI, and evidences the company’s commitment to delivering best-in-class products and customer service. This recognition not only validates RFI’s capabilities to its existing client base, it also provides another distinct competitive advantage in marketing to new customers. On behalf of the management and Board of Directors of Del Global, I offer my congratulations to the team at RFI for a job well done.”

Founded in 1961, RFI is an industry leader in the design, manufacture and marketing of electronic noise suppression filters, magnetic components and high voltage capacitors. Serving many Fortune 500 companies, OEMs, and all major United States Government procurement agencies, RFI’s subsystems and components are used in the manufacture of products for commercial, military, aerospace, medical and industrial applications.

Del Global Technologies Corp. is primarily engaged in the design, manufacture and marketing of cost-effective medical imaging and diagnostic systems consisting of stationary and portable x-ray systems, radiographic/fluoroscopic systems, dental imaging systems and proprietary high-voltage power conversion subsystems for medical and other critical industrial applications. Through its RFI subsidiary, Del Global manufactures electronic filters, high voltage capacitors, pulse modulators, transformers and reactors, and a variety of other products designed for industrial, medical, military and other commercial applications.

Statements about future results made in this release may constitute forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. These statements are based on current expectations and the current economic environment. Del Global cautions that these statements are not guarantees of future performance. These statements involve a number of risks and uncertainties that are difficult to predict, including, but not limited to: the ability of Del Global to implement its business plan; retention of management; changing industry and competitive conditions; obtaining anticipated operating efficiencies; securing necessary capital facilities; favorable determinations in various legal matters; market and operating risks from foreign currency exchange exposures; and favorable general economic conditions. Actual results could differ materially from those expressed or implied in the forward-looking statements. Important assumptions and other important factors that could cause actual results to differ materially from those in the forward-looking statements are specified in the Company’s filings with the Securities and Exchange Commission.

CONTACT:
Del Global Technologies Corp.	INVESTOR RELATIONS:
Walter F. Schneider, President & Chief Executive Officer	The Equity Group Inc.
Mark Koch, Principal Accounting Officer	Devin Sullivan (212) 836-9608
(914) 686-3650	Maura Gedid (212) 836-9605